Exhibit 23.5

RYDER SCOTT COMPANY		FAX (713) 651-0849
PETROLEUM CONSULTANTS

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9l91

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the use of its name and the information from its reports regarding its estimates of reserves and future net revenues from the production and sale of these reserves for the years ended December 31, 2004, 2003 and 2002 in the Registration Statement on Form S-4 of Pogo Producing Company, and to the incorporation by reference therein of its reports regarding estimates of reserves and future net revenues from the production and sale of those reserves contained in Pogo Producing Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Current Report on Form 8-K filed on August 25, 2005.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Houston, Texas

December 20,2005

1200, 530-8TH AVENUE, S.W.	CALGARY, ALBERTA T&P 358	TEL (403) 262-2799	FAX (403)262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303)623-4258